Exhibit 10.22

Eighth Amendment to Amended and Restated Credit Agreement

This Eighth Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of February 14, 2008, but with an effective date as of December 31, 2007, by and among Learning Curve Brands, Inc. (formerly known as RC2 Brands, Inc.) (“LCB”), Learning Curve International, Inc. (“LCI”), The First Years Inc. (“TFY”), Racing Champions Worldwide Limited (“RCWL”; LCB, LCI, TFY, and RCWL being referred to herein collectively as the “Borrowers”), Harris N.A., as Administrative Agent, and the Lenders party hereto.

Preliminary Statements

                A.    The Borrowers, the Lenders and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of September 15, 2004, as heretofore amended (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

                B.    The Borrowers have requested that the Required Lenders amend the Adjusted EBITDA definition and to make certain other amendments to the Credit Agreement, and the Required Lenders are willing to do so under the terms and conditions set forth herein.

                 Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.     Amendment.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

                1.1.  The definition of “Adjusted EBITDA” appearing in Section 5.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Adjusted EBITDA” means, with reference to any period, the sum of (a) the EBITDA of the Company and its Subsidiaries for such period, plus (b) EBITDA of any Person and its subsidiaries acquired pursuant to Section 8.9(i) hereof for such period plus (c) adjustments associated with any Permitted Acquisition to the extent reasonably acceptable to the Administrative Agent, plus (d) non-recurring costs and extraordinary expenses incurred in connection with the recall of specific components from the Thomas and Friends product line in an aggregate amount not to exceed $28,300,000.

1.2.  Exhibit E to the Credit Agreement shall be amended and restated as set forth on Exhibit E attached hereto.

Section 2.     Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.  The Borrowers and the Required Lenders shall have executed and delivered this Amendment.

2.2.  Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 3.     Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that, as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4.     Miscellaneous.

               4.1.  Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

               4.2.   This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[Signature Pages Follow.]

This Eighth Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

LEARNING CURVE BRANDS, INC. (f/k/a RC2
      Brands, Inc.)
LEARNING CURVE INTERNATIONAL, INC.
THE FIRST YEARS INC., a Massachusetts
      corporation
RACING CHAMPIONS WORLDWIDE LIMITED

By /s/  Curtis W. Stoelting
      Name:  Curtis W. Stoelting
      Title:    Chief Executive Officer of LCB
                   and LCI, President of TFY and Director
                   of RCWL

                Accepted and agreed to as of the date and year first above written.

HARRIS N.A., in its individual capacity and as
      Administrative Agent

By /s/  Karen L. Knudsen
      Name  Karen L. Knudsen
      Title  Managing Director

NATIONAL CITY BANK

By /s/ Rachel M. Williamson
      Its Vice President

U.S. BANK NATIONAL ASSOCIATION

By
      Its

LASALLE BANK NATIONAL ASSOCIATION

By /s/ Michael F. Perry
      Its First Vice President

FIFTH THIRD BANK (CHICAGO), a Michigan
      Banking Corporation

By /s/ Kim Puszczwicz
      Its Vice President

THE NORTHERN TRUST COMPANY

By /s/ Kanika Agarwal
      Its Commercial Banking Officer

ASSOCIATED BANK, N.A.

By
      Its

RBS CITIZENS, N.A.

By /s/ M. James Barry, III
      Its Vice President